EXHIBIT 10.3

September 30, 2013

GCA Strategic Investment; Fund Ltd.
C/o Global Capital Advisors
72 Estate River, Box 47
Kingshill, USVI 00851

Re: Securities Purchase Agreement ("SPA") and Convertible Bridge Note ("Note") between GCA Strategic Investment Fund Ltd. ("GCA") and Titan Iron Ore Corp. ("Titan") dated April 2, 2013

Via Email to LLester@gcaltd.com

Gentlemen:

This letter is meant to address and resolve certain issues that have arisen regarding Titan's obligations to GCA under the SPA and Note referred to above.

Titan and GCA acknowledge that the Note matured on September 20, 2013, with an unpaid balance of USD$198,000.

In order to resolve the obligations of Titan under the Note, the parties specifically agree and covenant as follows:

1.	GCA and Titan agree to extend the maturity date of the Note until January 2, 2014 and GCA waives any and all defaults by Titan thereunder.

2.	GCA agrees to waive any defaults by Titan under the SPA, including any defaults under Sec 3.3(d) thereof.

3.	The parties agree that the current principal balance of the Note is USD$218,000.

4.	The parties agree to modify and amend Section 4.2 of the Note as follows: Section 4.2 of the Note is stricken in its entirety and replaced by the following language:

"4.2   Conversion Price. At the option of the' Holder, any portion or the entire outstanding principal amount of this Convertible Bridge Note may be converted into a number of shares of Common Stock at the conversion price equal to the lesser of (i) 100% of the volume weighted average sales prices ("VWAP"), as reported by Bloomberg LP for the five (5) trading days immediately preceding the execution of this amendment, and (ii) 60% of the lowest two average daily VWAPs for the Common Stock on the Trading Market during the five (5) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Debenture, which Conversion Price shall be subject to adjustment as provided in this Debenture (the "Conversion Price").

1735 E. Ft. Lowell Rd., Suite 9, Tucson, AZ 85719 (520) 989-0022 Fax (520) 623-3326

5.
Titan agrees to prepare and provide, at its expense, a blanket Legal Opinion, acceptable in form and substance to the Company's transfer Agent and GCA, for the sale of GCA's Conversion shares under Rule 144 for the Conversion Shares in excess of the remaining number of shares on the current S-1 registration statement applicable to GCA.

6.	Titan will pay to Global Capital Advisors a fee of $4,000.00

7.	All other Rights and Remedies under the Note and SPA will remain in full force and effect.

Please confirm your acceptance of the terms of this letter by signing where indicated below, and returning one fully-executed original to the undersigned.

Very truly yours,

TITAN IRON ORE CORP.

By: /s/ Andrew Brodkey
Title:                   CEO

AGREED TO AND ACCEPTED this 30th day of September, 2013

GCA STRATEGIC INVESTMENT FUND LTD.

By: /s/ Lewis Lester
Title:    Director

1735 E. Ft. Lowell Rd., Suite 9, Tucson, AZ 85719 (520) 989-0022 Fax (520) 623-3326